UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 21, 2014, Deluxe Corporation (the “Company”) entered into an Omnibus Amendment No. 2 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty and Amendment No. 1 to Pledge And Security Agreement (the “Amendment”), which amended that certain Credit Agreement, dated as of March 12, 2010, by and among the Company, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other lenders, Fifth Third Bank, as Syndication Agent, and U.S. Bank National Association, Union Bank, N.A., and PNC Bank, National Association as Co-Documentation Agents (as amended, the “Amended Credit Agreement”).
As of the date hereof, there are no borrowings outstanding under the Amended Credit Agreement and the net available borrowings are $350 million. Interest accrues at an adjusted rate of LIBOR plus 1.500% to 2.125% depending on the Company’s Leverage Ratio (as defined in the Amended Credit Agreement) on the applicable date, or at an adjusted base or prime rate plus 0.500% to 1.125% depending on the Leverage Ratio.
The maturity date under the Amended Credit Agreement is February 21, 2019.
The obligations under the Amended Credit Agreement are guaranteed by certain of the Company’s subsidiaries that are deemed "material" under the Amended Credit Agreement. Additional subsidiaries may become guarantors during the term of the Amended Credit Agreement based on the terms of the Amended Credit Agreement.
To secure the Company’s obligations under the Amended Credit Agreement, the Company and each of the domestic material subsidiaries have granted to the Administrative Agent a security interest in substantially all their personal property, excluding certain assets.
The Amended Credit Agreement requires the Company to maintain certain financial ratios, including a maximum Leverage Ratio and a minimum ratio of Consolidated EBIT to Consolidated Interest Expense (as defined in the Amended Credit Agreement).
The Amended Credit Agreement has cross-default provisions that, in general, provide that a failure to pay principal or interest under other indebtedness in aggregate principal exceeding $35 million, or breach or default under indebtedness that permits the holders thereof to accelerate the maturity of at least $35 million of indebtedness, will result in a default under the Amended Credit Agreement.
The Amended Credit Agreement also contains other events of default that would permit acceleration of the maturity under the Amended Credit Agreement, and covenants that limit various matters. These covenants include limitations on indebtedness, liens, investments, and acquisitions (other than capital expenditures), certain mergers, certain asset sales outside the ordinary course of business, "Change in Control" (as defined in the Amended Credit Agreement) of the Company, and other matters customary for credit facilities of this nature.
The description set forth above is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Omnibus Amendment No. 2 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty and Amendment No. 1 to Pledge And Security Agreement, dated as of February 21, 2014, by and among Deluxe Corporation, the institutions from time to time parties thereto as lenders, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014

DELUXE CORPORATION

/s/ Anthony C. Scarfone

Anthony C. Scarfone
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits

10.1
Omnibus Amendment No. 2 to Credit Agreement, Amendment No. 1 to Subsidiary Guaranty and Amendment No. 1 to Pledge And Security Agreement, dated as of February 21, 2014, by and among Deluxe Corporation, the institutions from time to time parties thereto as lenders, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other lenders

5